UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2017

Commission file number 001-36495

IHS MARKIT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place,

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01.	Regulation FD Disclosure.

In connection with the offering of the Additional Notes (as defined below), IHS Markit Ltd., a Bermuda exempted company (the “Company”), is disclosing under this Current Report on Form 8-K the information included in Exhibit 99.1, which is incorporated herein by reference.

The information, including unaudited combined financial data of the Company, some of which has not been previously reported, is excerpted from the Confidential Offering Memorandum, dated July 10, 2017, that is being circulated to investors in connection with the offering of the Additional Notes described in Item 8.01 below. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy or otherwise acquire securities.

Item 8.01.	Other Events.

On July 10, 2017, the Company announced that it intends to offer, subject to market and other conditions, an additional $250 million in aggregate principal amount of senior notes (the “Additional Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to use the net proceeds from the offering of the Additional Notes for working capital and other general purposes, which may include repayment of indebtedness or share repurchases pursuant to its previously announced share repurchase authorization.

The Company has previously issued $500 million aggregate principal amount of its 4.75% Senior Notes due 2025 (the “Existing Notes”) under the Indenture, dated February 9, 2017 among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Additional Notes will have identical terms to the Existing Notes other than their date of issue and their initial price to the public and will be treated as a single series under the indenture and be fungible with, and have the same CUSIP/ISIN numbers as, the Existing Notes for U.S. federal income tax purposes, except that the Additional Notes sold pursuant to Regulation S under the Securities Act will initially be subject to restrictions on transfer and will initially trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the Additional Notes. After the 40th day following such date, certain transfer restrictions with respect to the Additional Notes sold pursuant to Regulation S under the Securities Act will terminate and such Additional Notes will become fungible with, and will be mandatorily exchanged to have the same CUSIP/ISIN numbers as, the Existing Notes sold pursuant to Regulation S under the Securities Act.

The Additional Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135c of the Securities Act, the Company is filing herewith the press release dated July 10, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Excerpts from the Confidential Offering Memorandum, dated July 10, 2017

99.2	Press Release dated July 10, 2017, announcing the proposed offering of the Additional Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

July 10, 2017	By:	/s/ Todd S. Hyatt
	Name:	Todd S. Hyatt
	Title:	Executive Vice President and Chief Financial Officer